Exhibit 3.8

Execution Version

LIMITED LIABILITY COMPANY AGREEMENT

OF

DT HOLDINGS LLC

DATED AS OF JANUARY 22, 2013

THE LIMITED LIABILITY COMPANY UNITS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION. SUCH LIMITED LIABILITY COMPANY UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND THE APPLICABLE STATE OR FOREIGN SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF SUCH LIMITED LIABILITY COMPANY UNITS IS FURTHER RESTRICTED AS PROVIDED IN THIS AGREEMENT. PURCHASERS OF LIMITED LIABILITY COMPANY UNITS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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LIMITED LIABILITY COMPANY AGREEMENT

OF

DT HOLDINGS LLC

The undersigned are executing this Limited Liability Company Agreement (this “Agreement”) of DT Holdings LLC, a Delaware limited liability company (the “Company”), as of January 22, 2013.

RECITALS

WHEREAS, the Company has been formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C § 18- 101, et seq., as it may be amended from time to time (the “Act”), by the filing of the Certificate of Formation of the Company (the “Certificate”) with the Secretary of State of the State of Delaware on January 11, 2013.

AGREEMENT

NOW THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto agree as follows.

ARTICLE I

DEFINITIONS

“Act” has the meaning set forth in the recitals.

“Affiliate” of a specified Person means a Person that, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person.

“Board” has the meaning set forth in Section 6.1(a).

“Business Day” means any day other than a Saturday or a Sunday or a day on which banking institutions in the City of New York, New York are authorized or required by law to close.

“Capital Account” has the meaning set forth in Section 4.2.

“Capital Contribution” means, with respect of any Member, the aggregate amount of money and the initial gross asset value (as determined in good faith by the Board) of any property (other than money) contributed to the Company by such Member, whether as an initial Capital Contribution or as an additional Capital Contribution.

“CCC Group” means Centerbridge Capital Partners II, L.P. and its permitted transferees, in each case if such Person is then a Member.

“Certificate” has the meaning set forth in the recitals.

“Certificate of Cancellation” means a Certificate of Cancellation of the Certificate filed on behalf of the Company with the Secretary of State of the State of Delaware pursuant to the Act.

“Covered Person” has the meaning set forth in Section 7.1(a).

“Interest” means the entire limited liability company interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement. Interests shall be expressed as a number of Units.

“Libman Group” means Libman Family Holdings, LLC and its permitted transferees, in each case if such Person is then a Member.

“Manager” has the meaning set forth in Section 6.1(a).

“Member” means each Person that executes a counterpart of this Agreement as a Member and becomes a Member as provided herein, so long as such Person continues as a Member and is reflected as such in the records of the Company, in each case in such Person’s capacity as a member of the Company, and “Members” means all such Persons.

“Officers” has the meaning set forth in Section 6.8.

“Person” means any individual or any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or other legal entity or organization.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Sharing Percentage” means, as of any date of determination, with respect to any Member, a percentage calculated by dividing (x) the aggregate number of Units held by such Member by (y) the aggregate number of Units of the Company issued and outstanding on such date.

“Substituted Member” means any Person admitted to the Company as a Member pursuant to the provisions of Section 8.3.

“Transfer” means, with respect to any Interest (including any Unit) or any direct or indirect economic or other interest therein, a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly (pursuant to the creation of a derivative security or otherwise), the grant of an option or other right or the imposition of a restriction on disposition or voting or by operation of law.

“Transfer Agreement” means the Transfer Agreement, dated as of January 22, 2013, by and among Walter Investment Holding Company, LLC, Centerbridge Capital Partners II, L.P. and Libman Family Holdings, LLC.

“Unit” shall mean a fractional share of the Interests of all Members. The number of Units outstanding and the holders thereof are set forth on Schedule A, as amended from time to time pursuant hereto.

“Walter Group” means Walter Investment Holding Company, LLC and its permitted transferees, in each case if such Person is then a Member.

ARTICLE II

FORMATION, TERM, PURPOSE AND POWERS

Section 2.1 Formation. The Company was formed as a limited liability company under and pursuant to the provisions of the Act upon the filing of the Certificate. The rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided in this Agreement.

Section 2.2 Name. The name of the limited liability company is “DT Holdings LLC”. The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Board.

Section 2.3 Term. The term of the Company commenced on January 11, 2013 and shall continue in perpetuity, until the Company shall be dissolved, wound up, or terminated in accordance with the provisions of Article IX of this Agreement. The existence of the Company as a separate legal entity will continue until filing of the Certificate of Cancellation.

Section 2.4 Registered Office and Agent; Principal Place of Business. The Company’s registered office and agent in the State of Delaware shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The Board may at any time designate another registered agent and/or registered office. The Company may have such other offices as the Board may designate from time to time. The mailing address and principal business office of the Company shall be c/o 3000 Bayport Drive, Tampa, Florida 33607.

Section 2.5 Purpose and Powers. The purpose of the Company is to engage in any and all lawful businesses or activities in which a limited liability company may be engaged under applicable law.

ARTICLE III

MEMBERS; ADDITIONAL INTERESTS

Section 3.1 General. The names, addresses, Capital Contributions of, and Units held by the Members are set forth on Schedule A hereto, effective immediately following the execution of this Agreement. A Member will cease to be a Member only in the manner described in Section 8.2 and Article IX. The Officers of the Company shall amend and revise Schedule A from time to time to reflect properly any changes to the information included therein, including to reflect any additional Capital Contributions, the issuance of any additional Units or other Interests in the Company, and the admission or withdrawal of Members. Any amendment or revision to Schedule A hereto or to the Company’s records to reflect information regarding Members shall not be deemed an amendment to this Agreement.

Section 3.2 Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. Except as specifically provided herein, the Members shall have no power or authority to act for or on behalf of, or to bind, the Company.

Section 3.3 No Other Persons Deemed Members. Unless admitted to the Company as a Member as provided in this Agreement, no Person shall be, or shall be considered, a Member. The Company may elect to deal only with Persons so admitted as Members (including their duly authorized representatives). Any distribution by the Company to the Person shown on the Company’s records as a Member or to its legal representatives, shall relieve the Company of all liabilities to any other Person who may be interested in such distribution by reason of any other Transfer by the Member, or for any other reason.

Section 3.4 No Cessation of Membership upon Bankruptcy or Other Events. A Person shall not cease to be a Member of the Company upon the happening, with respect to such Person, of any of the events specified in § 18-304 of the Act. Upon the occurrence of any event specified in §18-304 of the Act, the business of the Company shall be continued pursuant to the terms hereof without dissolution.

Section 3.5 Admission of Additional Members and Creation of Additional Units. (a) Subject to the limitations set forth in this Article III and in Article VIII, the Company may admit additional Members to the Company, issue additional Units or create and issue such additional classes or series of Units, having such designations, preferences and relative, participating or other special rights, powers and duties as the Company shall determine, including: (i) the right of any such class or series of Units to share in the Company’s distributions; (ii) the allocation to any such class or series of Units of items of the Company’s income, gains, losses and deductions; (iii) the rights of any such class or series of Units upon dissolution or liquidation of the Company; and (iv) the right of any such class or series of Units to vote on matters relating to the Company and this Agreement. Upon the issuance of any class or series of Units pursuant to and in accordance with this Article III, the Board may, subject to Section 12.2, amend any provision of this Agreement, and authorize any Person to execute, acknowledge, deliver, file and record, if required, such documents, to the extent necessary or desirable to reflect the admission of any additional Member to the Company or the authorization and issuance of such class or series of Units, and the related rights and preferences thereof.

(b) No Person shall be admitted to the Company as a Member (i) in connection with newly issued Units, unless and until such Person has executed a signature page counterpart to this Agreement and an acceptance of all of the terms and conditions of this Agreement, and such other documents or instruments as may be required to effect the admission in the Company’s reasonable judgment or (ii) in connection with a Transfer of Units, unless and until all the conditions of Article VIII are satisfied, and such Person executes and delivers to the Company the documentation contemplated by Section 8.3.

ARTICLE IV

CAPITAL CONTRIBUTIONS; LIABILITY OF MEMBERS

Section 4.1 Capital Contributions. (a) Subject to the terms and provisions of this Agreement, each Person set forth on Schedule A has agreed to make Capital Contributions to the Company in the respective amounts and in exchange for the respective number of Units set forth on Schedule A to this Agreement and to become a Member.

(b) The Company shall issue to each Member the respective number of Units set forth on Schedule A to this Agreement upon execution of this Agreement by such Member and the payment of such Member’s Capital Contribution in the amount set forth on Schedule A. Except as provided in Section 4.1(a), no Member shall be obligated by this Agreement to purchase additional Units or make any additional Capital Contributions to the Company, except as may be expressly agreed by such Member in writing.

Section 4.2 Capital Accounts. There shall be established for each Member on the books of the Company as of the date hereof, or such later date on which such Member is admitted to the Company, a capital account (each being a “Capital Account”). The Capital Account of each Member shall be credited with any amounts contributed by such Member pursuant to Section 4.1, increased by any allocation of income or gain to that Member, and shall be reduced by any allocation of loss, expense or deduction and by any distribution to that Member. Capital Accounts shall be appropriately adjusted to reflect transfers of part (but not all) of a Member’s Interest.

Section 4.3 No Right to Interest or Return of Capital Contributions. No Member shall be paid interest on its Capital Contributions to the Company or on such Member’s Capital Account. No Member shall have any right to demand the return of its Capital Contributions or to withdraw any part of its Capital Account. Under circumstances requiring a return of any Capital Contribution, no Member shall have the right to demand or receive property other than cash in return for its Capital Contribution.

Section 4.4 Units Uncertificated. Unless and until the Board shall determine otherwise, Units shall be uncertificated and recorded in the books and records of the Company (including Schedule A). If at any time the Board shall determine to certificate Units, such certificates will contain such legends as the Company shall reasonably determine are necessary or advisable.

ARTICLE V

DISTRIBUTIONS

Section 5.1 Distributions. Distributions shall be made if, when and in such amounts as determined by the Board in its sole discretion. All distributions shall be made pro rata in accordance with each Member’s Sharing Percentage.

Section 5.2 Allocations. (a) Except as otherwise provided herein, all items of Company income, gain, loss, expense or deduction shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after making such allocation is, as nearly as possible, equal (proportionately) to the distributions that would be made to such Member if the Company was dissolved, its affairs wound up and its assets sold for cash equal to their book value, all Company liabilities were satisfied, and the net assets of the Company were distributed pursuant to Article IX to the Members immediately after making such allocation.

(b) For income tax purposes only, all items of income, gain, loss, and deduction of the Company shall be allocated among the Members in the same proportions as they share the corresponding items pursuant to Section 5.2(a); provided, however, that in the case of any asset of the Company, the book value of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with Sections 704(b) and (c) of the Internal Revenue Code of 1986, as amended, in any manner determined by the Board so as to take account of the difference between book value and adjusted basis of such asset.

(c) The provisions of Section 4.2 and this Section 5.2 relating to the maintenance of Capital Accounts and allocations of Company income, gain, loss, expense or deduction are intended to comply with U.S. Treasury Regulations Section 1.704-1(b) (including, without limitation, the “qualified income offset” provisions contained therein) and shall be interpreted and applied in a manner consistent with such U.S. Treasury Regulations. Additionally, the foregoing allocation provisions shall be interpreted and applied in a manner consistent with the “minimum gain chargeback” requirements of U.S. Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

ARTICLE VI

MANAGEMENT

Section 6.1 Management under Direction of the Board. (a) The business and affairs of the Company shall be managed and controlled by a board of managers (the “Board”, and each member of the Board, a “Manager”). The Board shall initially consist of five (5) individuals and may be increased or decreased as approved by the Board. The initial Board shall consist of the persons listed on Schedule B. Except as otherwise provided in this Section 6.1, the Board shall consist of:

(i) subject to the Walter Group’s right to remove such Managers with or without cause at any time by written notice to the Company, two (2) designees of the Walter Group;

(ii) subject to the CCC Group’s right to remove such Managers with or without cause at any time by written notice to the Company, so long as the CCC Group continues to own its Units, two (2) designees of the CCC Group; and

(iii) subject to the Libman Group’s right to remove such Manager with or without cause at any time by written notice to the Company, so long as the Libman Group continues to own its Units, one (1) designee of the Libman Group.

(b) Any Manager designated by the Walter Group may be removed (with or without cause) from time to time and at any time by the Walter Group. Any vacancy on the Board in respect of a Manager designated by the Walter Group may be filled only by the Walter Group.

(c) Any Manager designated by the CCC Group may be removed (with or without cause) from time to time and at any time by the CCC Group. Any vacancy on the Board in respect of a Manager designated by the CCC Group may be filled only by the CCC Group, unless the CCC Group shall have ceased to be entitled to designate Managers pursuant to Section 6.1(a)(ii).

(d) Any Manager designated by the Libman Group may be removed (with or without cause) from time to time and at any time by the Libman Group. Any vacancy on the Board in respect of a Manager designated by the Libman Group may be filled only by the Libman Group, unless the Libman Group shall have ceased to be entitled to designate a Manager pursuant to Section 6.1(a)(iii).

(e) The members of the Board shall be “managers” within the meaning of the Act. The Board shall have full and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein, including to exercise all powers of the Company set forth in Section 2.5 of this Agreement. Except as expressly provided in this Agreement, the rights of Members to designate individuals to serve on the Board shall not be transferable, directly or indirectly. Notwithstanding anything to the contrary in this Agreement, no Manager, acting solely in its capacity as such, shall have the right, power or authority to act as an agent of the Company, to bind the Company or to execute any documents to be signed by the Company unless expressly authorized in writing by the Board.

Section 6.2 Committees of the Board. The Board shall not designate any committees.

Section 6.3 Meetings of the Board. Regular meetings of the Board may be called on at least one (1) Business Day’s notice to each Manager, either personally, by telephone, by mail, by telecopier, by electronic mail or by any other means of communication reasonably calculated to give notice, at such times and at such places as shall from time to time be determined by two or more Managers. Notice of a meeting need not be given to any Manager if a written waiver of notice, executed by such Manager before or after the meeting, is filed with the records of the meeting, or to any Manager who attends the meeting without protesting the lack of notice prior thereto or at its commencement. A waiver of notice need not specify the purposes of the meeting.

Section 6.4 Quorum and Acts of the Board. At all duly called meetings of the Board, a majority of the total number of Managers shall constitute a quorum for the transaction of business; provided, that the attendance by at least one Manager designated by the Walter

Group and one Manager designated by the CCC Group shall be required. The vote of 65% of the Managers at any meeting at which a quorum is present shall be the act of the Board. Each Board member shall be entitled to one vote; provided, that, (x) except to the extent prohibited by law, the Managers present at such meeting and designated by the Walter Group shall be entitled to cast in the aggregate as many votes at such meeting as the number of Managers the Walter Group has the right to designate to the Board, and such other Managers designated by the Walter Group as are not present at such meeting shall be deemed to have given a proxy to vote at the applicable meeting to the other Manager(s) present at such meeting and designated by the Walter Group and (y) except to the extent prohibited by law, the Managers present at such meeting and designated by the CCC Group shall be entitled to cast in the aggregate as many votes at such meeting as the number of Managers the CCC Group has the right to designate to the Board, and such other Managers designated by the CCC Group as are not present at such meeting shall be deemed to have given a proxy to vote at the applicable meeting to the other Manager(s) present at such meeting and designated by the CCC Group. If a quorum shall not be present at any meeting of the Board, the Board members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any instrument or writing executed on behalf of the Company by any one or more of the members of the Board shall be valid and binding upon the Company when authorized by such action of the Board.

Section 6.5 Electronic Communications and Transmissions. Members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other, and such participation in a meeting shall constitute presence in person at the meeting. Any notice or action to or by any Manager may be made or taken by electronic transmission or transmissions.

Section 6.6 Action by Consent. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be given (including by electronic transmission) by all members of the Board.

Section 6.7 Expenses; Compensation of Board Members. Managers shall be reimbursed by the Company for all reasonable out-of-pocket expenses incurred by them in connection with their service on the Board (including all reasonable travel and accommodation expenses). Managers who are not officers or employees of the Company or its subsidiaries shall be entitled to reasonable compensation for their services as Managers as may be determined by the Board from time to time.

Section 6.8 Officers. The Company may have such officers (the “Officers”) as the Board in its discretion may appoint or who may be appointed by the other Officers if specifically authorized to do so by the Board. The Board may remove any Officer with or without cause at any time. Any such Officers may, subject to the general direction and control of the Board, have responsibility for the management of the normal and customary day-to-day operations of the Company to the extent so delegated by the Board or the Officer appointing such Officer, subject to Section 6.1 and Section 6.2, and will be empowered to engage in all appropriate and necessary activities to accomplish the purposes of the Company as set forth herein. The Managers may delegate to each of the Officers the nonexclusive power and authority to act as an agent of the Company and, in such capacity, to bind the Company in the ordinary course of the Company’s business and to execute any and all documents to be signed by the Company, subject to the limitations on the authority of the Officers set forth herein and under the Act.

Section 6.9 Outside Businesses. Without limiting in any way the obligations of any Member who is an Officer or employee of the Company or any subsidiary or any obligations of a Manager or Member pursuant to a separate agreement with the Company or any subsidiary (including any non-competition or similar obligations thereunder), (i) any Member, any Manager or any Affiliate of the foregoing may engage in or possess an interest in other investments, business ventures or Persons of any nature or description, independently or with others, similar or dissimilar to, or that compete with, the investments or business of the Company or its subsidiaries, and may provide advice and other assistance to any such investment, business venture or Person, (ii) the Company and the Members shall have no rights by virtue of this Agreement in and to such investments, business ventures or Persons or the income or profits derived therefrom, and (iii) the pursuit of any such investment or venture, even if competitive with the business of the Company or its Subsidiaries, shall not be deemed wrongful or improper. None of the Members, the Managers nor any Affiliate of the foregoing shall be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be pursued by the Company, and any Member, Manager or any Affiliate thereof shall have the right to pursue for their own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

Section 6.10 Conflicts of Interest. Without limiting in any way the obligations of any Member who is an Officer or employee of the Company or any subsidiary or any obligations of a Manager or Member pursuant to a separate agreement with the Company or any subsidiary (including any non-competition or similar obligations thereunder), each Member hereby, to the fullest extent permitted by applicable law: (i) confirms that each Member and Manager has no duties (including, without limitation, fiduciary duties whether existing at law (common or statutory) or in equity and the duty not to engage in the same or similar business activities or lines of business as the Company or any of its subsidiaries or that are competitive with the Company or any of its subsidiaries) to the Company or any subsidiary of the Company or any other Member of the Company; (ii) waives any claim or cause of action against any other Member or Manager or any of their respective Covered Persons (as defined in Section 7.1 below) that may from time to time arise in respect of a breach by any such person of any duty or obligation disclaimed under this Section 6.10 and (iii) acknowledges and agrees that (A) in the event of a conflict of interest between the Company and any subsidiary of the Company and a Member, a Manager or any Affiliate of a Member that may from time to time arise, each such Person may act in its best interest and (B) no such Person shall be obligated (1) to reveal to the Company or any subsidiary of the Company confidential information belonging to or relating to the business of such Person or (2) to recommend or take any action in its capacity as such Member or Manager, as the case may be, that prefers the interest of the Company or any subsidiary of the Company over the interest of such Person and (iv) agrees that, if a Member or Manager or any of their respective Covered Persons, has or acquires knowledge of an investment or business opportunity in which the Company or any of its subsidiaries or any other Member could have an interest or expectancy, such Person shall have no duty (including, without limitation, any fiduciary duty whether existing at law (common or statutory) or in equity) to communicate or present such opportunity to the Company, any of its subsidiaries or any other Member, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, any of its subsidiaries, or any other Member, including for breach of any duty (including, without limitation, any fiduciary duty whether existing at law (common or statutory) or in equity), by reason of the fact that such Person, directly or indirectly pursues or acquires such opportunity for itself, or directs, sells, assigns, or otherwise transfers such opportunity to another Person, or does not communicate or present such opportunity to the Company, any of its subsidiaries or any other Member. Each Member agrees that the waivers and acknowledgements and agreements set forth in this Section 6.10 shall not apply to any alleged claim or cause of action against a Manager or Member or any of their respective Covered Persons based upon the breach or nonperformance by such Person of this Agreement or any other agreements to which the Company or any subsidiary of the Company or any such other Member or any of its Covered Persons or any Manager designated by such Member is a party. The provisions of this Section 6.10, to the extent that they restrict the duties and liabilities of a Member or Manager or any of their respective Covered Persons otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Member, Manager or Covered Person to the fullest extent permitted by applicable law. No provision of this Agreement shall be construed or applied to constitute a waiver or elimination of the implied contractual covenant of good faith and fair dealing.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnification and Limitation of Liability. (a) No Member nor any of such Member’s representatives, agents or advisors nor any partner, member, officer, employee, representative, agent or advisor of the Company or any of its Affiliates (the “Covered Persons”) will be liable to the Company, or any other person or entity who has an interest in the Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person will be liable for any such loss, damage or claim incurred by reason of such Covered Person’s willful misconduct. To the fullest extent permitted by applicable law, a Covered Person will be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person will be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of willful misconduct with respect to such acts or omissions. Any indemnity under this Section 7.1(a) will be provided out of and to the extent of Company assets only, and the Members will not have personal liability on account thereof.

(b) No Member, in such capacity, nor any of its Affiliates shall have any liability under this Agreement or for the debts, liabilities or obligations of the Company, except as provided in the Act.

ARTICLE VIII

TRANSFERABILITY OF UNITS

Section 8.1 No Transfers of Units. (a) Subject to the Transfer Agreement, no Member may Transfer any of its Units without the prior consent of the Board (which may be withheld by the Board in its sole discretion). No Transfer (other than Transfers pursuant to the Transfer Agreement) shall be effective unless and until the Board shall have been furnished with information reasonably satisfactory to it demonstrating that such Transfer is exempt from any applicable securities laws and is not reasonably likely to give rise to a legal, tax, regulatory or other similar adverse consequence to the Company or any of its subsidiaries.

(b) In the event of any purported Transfer by a Member of any Units in violation of the provisions of this Agreement, such purported Transfer will be void and shall not be recorded on Schedule A.

Section 8.2 Cessation of Membership. A Member shall automatically cease to be a Member upon Transfer of all of such Member’s Units. Immediately upon any such Transfer, the Company shall cause such Member’s name to be removed from Schedule A.

Section 8.3 Admission of Substitute Members. (a) No Member shall have the right to substitute a Transferee as a Member in its place with respect to any Units so Transferred, unless (i) such Transfer is made in compliance with the terms of this Agreement and (ii) the Transferee executes and delivers to the Company a signature page counterpart to this Agreement and an acceptance of all of the terms and conditions of this Agreement (including such other documents or instruments as may be required to effect the admission in the Company’s reasonable judgment).

(b) A Transferee who has been admitted as a Substituted Member in accordance with this Section 8.3 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement holding Units (subject to the limitations in Section 12.5).

(c) Admission of a Substituted Member shall become effective on the date such Person’s name is recorded on the books and records of the Company, which the Company shall do promptly following any Transfer effectuated in accordance with this Agreement. Upon the admission of a Substituted Member, (i) the Company shall amend Schedule A to reflect the name and address of, and number and class of Units held by, such Substituted Member and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Member (such revisions to be presented to the Board no later than at the next regular meeting of the Board) and (ii) to the extent of the Transfer to such Substituted Member, the transferor Member shall be relieved of its obligations under this Agreement.

ARTICLE IX

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 9.1 Dissolution. The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

(a) an election by the Board to dissolve the Company;

(b) at any time there are no Members of the Company, unless the business of the Company is continued in accordance with the Act; or

(c) the fifth business day following the Unwind Date (as such term is defined in the Transfer Agreement) if the Transferee is in breach of its obligations to purchase the Transferred Interests in accordance with paragraph 1 of the Transfer Agreement as of such date; or

(d) the entry of a decree of judicial dissolution of the Company under §18-802 of the Act.

Upon the dissolution of the Company, the affairs of the Company shall be liquidated forthwith. The assets of the Company shall be used first to pay or provide for the payment of all of the debts of the Company, with the balance being distributed to the Members in accordance with Article V. Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company will not terminate until the assets of the Company have been liquidated and the assets distributed and the Certificate has been canceled.

Section 9.2 Death, Legal Incapacity or Other Events. The death, bankruptcy, dissolution, insanity, incompetency or other legal incapacity, or the retirement, resignation or expulsion from the Company of a Member (by transfer of Units or otherwise), or the occurrence of any other event that causes a Member to cease to be a member of the Company, shall not cause the dissolution or termination of the Company, and the Company, notwithstanding such event, shall continue without dissolution upon the terms and conditions provided in this Agreement, and each Member, including each Substituted Member, by executing this Agreement, agrees to such continuation of the Company without dissolution.

Section 9.3 Claims of the Members. The Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for the payment of all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company, any other Member or Manager or the Board. Upon dissolution of the Company, no Member shall be obligated to restore a deficit in such Member’s Capital Account.

ARTICLE X

CONSENTS, VOTING AND MEETINGS OF MEMBERS

Section 10.1 Meetings. Any matter requiring the consent of any of the Members pursuant to this Agreement may be considered at a meeting of the Members. All such actions shall require the affirmative vote of Members holding 65% of the Units. The Members may, however, take such action without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Members. Meetings of Members may be called at any time and for any reason by the Board, in its discretion, provided, that prior notice of such meetings is provided to each Member entitled to vote thereon. Notice of meetings of Members shall be given not less than one (1) Business Day prior to the meeting, either personally, by telephone, by mail, by telecopier, by electronic mail or by any other means of communication reasonably calculated to give notice. Notice may be waived by the Members. Any such notice shall state briefly the purpose, time and place of the meeting. All such meetings shall be held in the United States, within or outside the State of Delaware, at such reasonable place as shall be determined by two or more Managers. Members may participate in a meeting of the Members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other, and such participation in a meeting shall constitute presence in person at the meeting. Any notice or action of any Member may be made or taken by electronic transmission or transmissions.

Section 10.2 Record Dates. The Board may set in advance a date for determining the Members entitled to notice of and to vote at any meeting.

Section 10.3 Voting and Other Rights. Each Member shall be entitled to one vote for each Unit it holds at any meeting of the Members for matters upon which Units are entitled to vote. Except as otherwise expressly provided in this Agreement, the Units shall have no voting rights or rights of approval, veto or consent or similar rights over any actions of the Company.

ARTICLE XI

REPRESENTATIONS AND WARRANTIES OF EACH MEMBER

Section 11.1 Representations and Warranties of each Member. Each Member hereby represents and warrants to, and agrees with, the Company and the other Members that the following statements are true:

(a) Such Member is fully aware that the offering and sale of Units in the Company have not been and will not be registered under the Securities Act and are being made in reliance upon federal and state exemptions for transactions not involving a public offering. In furtherance thereof, such Member represents and warrants that it is an “accredited investor” (as defined in Regulation D under the Securities Act).

(b) Such Member’s Units in the Company are being acquired for its own account solely for investment and not with a view to resale or distribution thereof.

(c) (i) Such Member’s financial condition is such that such Member can afford to bear the economic risk of holding its Units for an indefinite period of time, (ii) such

Member can afford to suffer a complete loss of such Member’s investment in its Units, (iii) such Member understands and has taken cognizance of all risk factors related to the purchase of its Units and (iv) such Member’s knowledge and experience in financial and business matters are such that such Member is capable of evaluating the merits and risks of purchasing its Units.

(d) Such Member has been given the opportunity to (i) ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering of Units and other matters pertaining to an investment in the Company and (ii) obtain any additional information which the Company can acquire without unreasonable effort or expense that is necessary to evaluate the merits and risks of an investment in the Company. In considering its investment in the Company, such Member has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company or any Manager, officer, employee, agent or Affiliate of such Persons, other than as set forth in this Agreement. Such Member has carefully considered and has, to the extent it believes such discussion necessary, discussed with legal, tax, accounting and financial advisers the suitability of an investment in the Company in light of its particular tax and financial situation, and has determined that an investment in the Company is a suitable investment for it.

(e) Such Member, if it is not an individual, is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation and the execution, delivery and performance by it of this Agreement is within its powers, has been duly authorized by all necessary corporate or other action on its behalf, requires no action by or in respect of, or filing with, any governmental body, agency or official, and does not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or other comparable organizational documents or any agreement, judgment, injunction, order, decree or other instrument to which such Member is a party or by which such Member or any of its properties is bound. This Agreement constitutes a valid and binding agreement of such Member, enforceable against such Member in accordance with its terms.

(f) If such Member is an individual, the execution, delivery and performance by such Member of this Agreement is within such Member’s legal right, power and capacity, requires no action by or in respect of, or filing with, any governmental body, agency, or official, and does not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument to which such Member is a party or by which such Member or any of his or her properties is bound. This Agreement constitutes a valid and binding agreement of such Member, enforceable against such Member in accordance with its terms.

The foregoing representations, warranties and agreements shall survive the date of the Member’s admission to the Company. Notwithstanding anything contained herein to the contrary, the Company in its sole discretion may waive the obligation of a Member to make any particular representation or warranty contained in this Section 11.1 or may reasonably require that a Member make a separate representation or warranty in lieu of any particular representation or warranty.

ARTICLE XII

GENERAL PROVISIONS

Section 12.1 Notices. (a) Except as specifically provided elsewhere in this Agreement, all notices, requests, consents or other communications to the Company or to any Member hereunder shall be in writing and shall be given:

(i) if to the Company:

3000 Bayport Drive

Tampa, FL 33607

Attention: General Counsel

Facsimile: (813) 281-5653

E-mail: sboyd@walterinvestment.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Peter Gordon

Facsimile: (212) 455-2502

E-mail: pgordon@stblaw.com

(ii) if to a Member, at the Member’s address, facsimile number or e-mail address set forth on Schedule A, as such Schedule A may be amended or updated from time to time pursuant to this Agreement;

or such other address, facsimile number or e-mail address as the Company or such Member may hereafter specify by written notice to the others.

(b) Each such notice, request, consent or other communication shall be given (i) by hand delivery, (ii) by nationally recognized overnight courier service, or (iii) by facsimile or e-mail.

(c) Each such notice, request, consent or other communication shall be deemed to be delivered (i) if delivered by hand, when delivered at the address specified in this Section 12.1, (ii) if delivered by nationally recognized overnight courier service, on the second following Business Day after delivery to such service or such mailing, and (iii) if given by facsimile or e-mail, when such facsimile or e-mail is transmitted to the facsimile number or e-mail address specified in this Section 12.1 and an answer back or confirmation of receipt is received.

Section 12.2 Amendments. Amendments to this Agreement may be made only by a written instrument signed by the Company, the Walter Group, the CCC Group and the Libman Group. The Company shall send to each Member a copy of any amendment to this Agreement. Notwithstanding the foregoing, the Company may amend Schedule A from time to time as contemplated by Section 4.1 without any consent of the Managers or Members, and without notice to any Member.

Section 12.3 Confidentiality. Each Member agrees that such Member shall keep confidential, and shall not disclose to any third Person or use for its own benefit, without the consent of the Board, any non-public information with respect to the Company (including any Person in which the Company holds, or contemplates acquiring, an investment) that is in such Member’s possession on the date hereof or disclosed to such Member by or on behalf of the Company, provided, that a Member may disclose any such information (i) as has become generally available to the public, (ii) to its employees and professional advisers who need to know such information and agree to keep it confidential, (iii) to the extent required in order to comply with reporting obligations to its limited partners or members who have agreed to keep such information confidential, (iv) to the extent necessary in order to comply with any law, order, regulation or ruling applicable to such Member and (v) as may be required in response to any summons or subpoena or in connection with any litigation, it being agreed that, unless such information has become generally available to the public, if such information is being requested pursuant to a summons or subpoena or a discovery request in connection with a litigation, (x) the Member shall give the Company notice of such request and shall cooperate with the Company at the Company’s request so that the Company may, in its discretion, seek a protective order or other appropriate remedy, if available, and (y) in the event that such protective order is not obtained (or sought by the Company after notice), the Member (a) shall furnish only that portion of the information which, in accordance with the advice of counsel, is legally required to be furnished and (b) will exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded such information.

Section 12.4 Entire Agreement. This Agreement (including the Schedules attached hereto) and the Transfer Agreement shall constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and shall supersede any prior understanding or agreement, oral or written with respect thereto. There are no representations, agreements, arrangements or understandings, oral or written, between or among the Members relating only to the subject matter of this Agreement that are not fully expressed herein or therein.

Section 12.5 Successors and Assigns; Binding Effect. No Member shall assign all or any part of its rights or obligations under this Agreement to any Person. This Agreement and all of the terms and provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective legal representatives, heirs, permitted successors and permitted assigns. None of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Company or by any creditor of any Member. Each Manager and each other Covered Person shall be entitled to rely upon, shall be a third party beneficiary of, and shall be entitled to enforce, the provisions of this Agreement applicable to such Person, including the provisions of Article VII.

Section 12.6 No Third-Party Beneficiaries. Except as otherwise provided in this Agreement, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto.

Section 12.7 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby. Any default hereunder by a Member shall not excuse a default by any other Member.

Section 12.8 No Waiver. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 12.9 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware.

Section 12.10 Judicial Proceedings. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement or the Company or its operations, each of the Members and the Company unconditionally accepts the non-exclusive jurisdiction and venue of any United States District Court located in the State of Delaware, or of the Court of Chancery of the State of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the Members agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 12.1. EACH OF THE MEMBERS HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR RELATING TO THE COMPANY OR ITS OPERATIONS.

Section 12.11 Aggregation of Units. All Units held or acquired by a Member and its Affiliates shall be aggregated together for purposes of determining the rights or obligations of a Member, or application of any restrictions to a Member, or reference to its ownership of Units under this Agreement, in each instance in which such right, obligation or restriction is determined by any ownership threshold. Actions or rights shall be taken or exercised by the Walter Group, CCC Group or Libman Group, as applicable, if the Members in such group holding the majority of the Units held by such group have taken such active action or exercised such right.

Section 12.12 Equitable Relief. The Members hereby confirm that damages at law would be an inadequate remedy for a breach or threatened breach of this Agreement and agree that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but, nothing herein contained is intended to, nor shall it, limit or affect any right or rights at law or by statute or otherwise of a Member aggrieved as against another

Member for a breach or threatened breach of any provision hereof, it being the intention by this Section 12.12 to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as well as at law or otherwise and that the mention herein of any particular remedy shall not preclude a Member from any other remedy it or he might have, either in law or in equity.

Section 12.13 Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 12.14 Counterparts. This Agreement and any amendment hereto may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).

Section 12.15 Authorized Person. John O’Connell is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate with the Secretary of State of the State of Delaware. Upon the filing of the Certificate with the Secretary of State of the State of Delaware, John O’Connell’s powers as an “authorized person” ceased, and each of the Member and Officers thereupon became an authorized person, within the meaning of the Act, to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

WALTER INVESTMENT HOLDING COMPANY, LLC

By:

Name:	STUART D BOYD
Title:	VP, GC & SEC

CENTERBRIDGE CAPITAL PARTNERS II, L.P.

By: Centerbridge Associates II, L.P., its general partner

By:

Name:
Title:

LIBMAN FAMILY HOLDINGS, LLC

By:

Name:
Title:

[Signature Page to Limited Liability Company Agreement of DT Holdings LLC]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

WALTER INVESTMENT HOLDING COMPANY, LLC

By:

Name:
Title:

CENTERBRIDGE CAPITAL PARTNERS II, L.P.

By: Centerbridge Associates II, L.P., its general partner

By:

Name:	PHILLIP FUNK
Title:	AUTHORIZED SIGNATORY

LIBMAN FAMILY HOLDINGS, LLC

By:

Name:
Title:

[Signature Page to Limited Liability Company Agreement of DT Holdings LLC]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

WALTER INVESTMENT HOLDING COMPANY, LLC

By:

Name:
Title:

CENTERBRIDGE CAPITAL PARTNERS II, L.P.

By: Centerbridge Associates II, L.P., its general partner

By:

Name:
Title:

LIBMAN FAMILY HOLDINGS, LLC

By:

Name:	Brian Libman
Title:	Manager

[Signature Page to Limited Liability Company Agreement of DT Holdings LLC]

SCHEDULE A

Member’s Capital Contributions and Units

(As of January 22, 2013)

Name and Address of Member	Date and Amount of Capital Contributions	Number of Units
Walter Investment Holding Company, LLC 3000 Bayport Drive Tampa, Florida 33607 Attention: Chief Executive Officer Facsimile: (813) 281-5653 E-mail: mobrien@walterinvestment.com with a copy to: Walter Investment Management Corp. 3000 Bayport Drive Tampa, Florida 33607 Attention: General Counsel Facsimile: (813) 281-5653 E-mail: sboyd@walterinvestment.com and Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Attention: Peter Gordon Facsimile: (212) 455-2502 E-mail: pgordon@stblaw.com	As of January 22, 2013 $400	40

Centerbridge Capital Partners II, L.P. 375 Park Avenue, 12th Floor New York, New York 10152 Attention: The Office of General Counsel E-mail: legalnotices@centerbridge.com And Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Attention: Rosalind Fahey Kruse Facsimile: (212) 728-9632 Email: rkruse@willkie.com	As of January 22, 2013 $400	40

Name and Address of Member	Date and Amount of Capital Contributions	Number of Units
Libman Family Holdings, LLC 1065 Weed St. New Canaan, CT 06840 Attention: Brian Libman, Manager Facsimile: (203) 226-3314 E-mail: blibman@tmogroupmail.com	As of January 22, 2013 $200	20

Total	$1,000	100

SCHEDULE B

Board

Walter Group Designees:

Stuart Boyd

Charles Cauthen

CCC Group Designees:

Lance N. West

Matthew S. Kabaker

Libman Group Designee:

Brian Libman